Exhibit 99.1

REGENCY ENERGY PARTNERS LP ANNOUNCES

PRICING OF COMMON UNIT OFFERING

DALLAS, March 20, 2012 — Regency Energy Partners LP (NYSE: RGP) (“Regency”) announced today that it has priced an underwritten public offering of 11,000,000 common units representing limited partner interests at $24.47 per common unit.

In connection with the offering, Regency has granted the underwriters a 30-day option to purchase up to an additional 1,650,000 common units. Regency intends to use the net proceeds of the offering, including any proceeds from the exercise of the underwriters’ option to purchase additional common units, to repay borrowings outstanding under its revolving credit facility and to redeem up to 35% in aggregate principal amount of its outstanding 9.375% Senior Notes due 2016. Any remaining net proceeds will be used for general partnership purposes.

The offering is scheduled to close on March 23, 2012.

The common units are listed on the New York Stock Exchange under the symbol “RGP.”

BofA Merrill Lynch, Barclays, Citigroup, Credit Suisse, Deutsche Bank Securities, J.P. Morgan and UBS Investment Bank are acting as joint book-running managers for the offering and Global Hunter Securities and Morgan Keegan are acting as co-managers for the offering. The offering may be made only by means of a prospectus and related prospectus supplement meeting the requirements of Section 10 of the Securities Act of 1933, as amended. A copy of the prospectus supplement and accompanying base prospectus meeting such requirements relating to the offering may be obtained from the offices of:

BofA Merrill Lynch

Attn: Prospectus Department

4 World Financial Center

New York, NY 10080

Email: dg.prospectus_requests@baml.com

Barclays

c/o Broadridge Financial Solutions

1155 Long Island Avenue

Edgewood, NY 11717

Telephone: 888-603-5847

Email: Barclaysprospectus@broadridge.com

Citigroup

Attn: Prospectus Department

Brooklyn Army Terminal

140 58th Street, 8th Floor

Brooklyn, NY 11220

Telephone: 800-831-9146

Email: batprospectusdept@citi.com

Credit Suisse

Attn: Prospectus Department

One Madison Avenue

New York, NY 10010

Telephone: 800-221-1037

Email: newyork.prospectus@credit-suisse.com

Deutsche Bank Securities

Attn: Prospectus Department

100 Plaza One, Floor 2

Jersey City, NJ 07311

Telephone: 800-503-4611

Email: prospectus.cpdg@db.com

J.P. Morgan

c/o Broadridge Financial Solutions

1155 Long Island Avenue

Edgewood, NY 11717

Telephone: 866-803-9204

UBS Investment Bank

Attn: Prospectus Department

299 Park Avenue

New York, NY 10171

Telephone: 888-827-7275

You may also obtain these documents for free when they are available from the Securities and Exchange Commission at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the common units described herein, nor shall there be any sale of these common units in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Regency Energy Partners LP (NYSE: RGP) is a growth-oriented, midstream energy partnership engaged in the gathering and processing, contract compression, treating, transportation of natural gas, and the transportation, fractionation and storage of natural gas liquids. Regency’s general partner is owned by Energy Transfer Equity, L.P. (NYSE: ETE).

This release contains “forward-looking” statements, which are any statements that do not relate strictly to historical facts. The words “anticipate,” “believe,” “continue,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “plan,” “project,” “will” or similar expressions help identify forward-looking statements. Forward-looking statements are subject to a variety of risks, uncertainties and assumptions, which include, but are not limited to, the risks, uncertainties and assumptions enumerated in our Forms 10-Q and 10-K as filed with the Securities and Exchange Commission. Although we believe our forward-looking statements are based on reasonable assumptions, current expectations and projections about future events, we cannot give assurances that such assumptions, expectations and projections will prove to be correct. Therefore, actual results and outcomes may differ materially from those expressed in such forward-looking statements. We undertake no obligation to update publicly or to revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations:

Regency Energy Partners LP

Lyndsay Hannah, 214-840-5477

Manager, Finance & Investor Relations

ir@regencygas.com

or

Media Relations:

Vicki Granado

Granado Communications Group

214-599-8785

mailto:vicki@granadopr.com